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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Tantau Software, Inc.:


    We consent to the inclusion of our report dated December 11, 2000, with respect to the consolidated balance sheets of Tantau Software, Inc. and subsidiaries as of September 30, 2000 and December 31, 1999, and the related consolidated statements of operations, stockholders' deficit and comprehensive loss, and cash flows for the nine months ended September 30, 2000, and the period from February 11, 1999 (inception) to December 31, 1999, which report appears in Amendment No. 1 to the Form F-4 of 724 Solutions Inc. filed on or about January 4, 2001, (File No. 333-52698), and the references to our firm under the heading "Tantau -- Summary Historical Consolidated Financial Data", "Tantau -- Selected Historical Consolidated Financial Data" and "Experts" in the information statement/prospectus.


/s/ KPMG LLP


Austin, Texas
January 4, 2001